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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on Waste Management, Inc. (now known as Waste Management Holdings, Inc. pursuant to the merger agreement dated March 10, 1998, which became effective July 16, 1998) dated February 24, 1998 (except for the matters discussed in Note 19, as to which the date is March 17, 1998) included in Waste Management, Inc.'s report on Form 8-K/A dated July 16, 1998, and into USA Waste Services, Inc.'s (now known as Waste Management, Inc. pursuant to the merger agreement dated March 10, 1998, which became effective July 16, 1998) previously filed Registration Statements on Form S-3 (File Nos. 333-00097, 333-08573, 333-32471, 333-33889 and 333-52197), on Form S-4 (File Nos. 333-31979, 333-32805 and 333-
49253), and on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990,
33-59807, 33-61621, 33-61625, 33-61627, 333-02181, 333-08161, 333-14115, 333-
14613, 333-34819, 333-51975, 333-56113 and 333-59247).


Chicago, Illinois
July 30, 1998